EXHIBIT 12(b)

I, E. Keith Wirtz, President and I, Shannon King, Treasurer of the Fifth Third Funds (the "Trust"), each certify that:

1. The Form N-CSR of the Trust for the period ended January 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.


By: /s/ Keith Wirtz
    ---------------------------------------------
    E. Keith Wirtz
    President (Principal Executive Officer) of Fifth Third Funds


Date:    April 3, 2008


By: /s/ Shannon King
    ---------------------------------------------
    Shannon King
    Treasurer (Principal Financial Officer) of Fifth Third Funds


Date:    April 3, 2008